Exhibit 10.10

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

SECOND AMENDMENT AGREEMENT

This SECOND AMENDMENT AGREEMENT (the “Amendment”) is entered this August 2, 2006 (the “Second Amendment Date”) by QLT USA, Inc. (formerly Atrix Laboratories, Inc.) (“QLT USA”), a Delaware corporation, and Arius Pharmaceuticals, Inc. (“Arius”).

WHEREAS, Arius and QLT USA are parties to that certain License Agreement, dated May 27, 2004, as amended July 14, 2005 (such License Agreement, as amended, the “License”);

WHEREAS, Arius Two, Inc. (“Buyer”), an affiliate of Arius, intends to acquire all right, title, and interest to certain BEMA-related assets outside the United States, as described in that certain Intellectual Property Assignment Agreement, entered into by Buyer and QLT USA as of even date herewith, and its related documents and exhibits (such acquisition, the “Ex-US Acquisition”; such agreement, the “Acquisition Agreement”);

WHEREAS, it is a condition to the Ex-US Acquisition, that Arius and QLT USA execute and deliver this Amendment;

WHEREAS, the *** (each as defined in the License) have been terminated or have expired;

WHEREAS, Section 7.01(b) of the License provides that the cost to maintain and protect the BEMA Patent Rights and the Marks in the Territory shall be at Arius’ cost and expense beginning on the date upon which Arius is the sole entity having any rights whatsoever to the BEMA Patent Rights and the Marks; and

WHEREAS, QLT USA wishes to transfer the cost and responsibility of filing, prosecuting and maintaining the BEMA Patents, including but not limited to those claiming Improvements, and the Marks to Arius.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree as follows:

1. Definitions. Any capitalized terms not separately defined in this Amendment shall have the meaning provided in the License.

2. Amendments to Reflect Ex-US Acquisition. Effective as of the Second Amendment Date, the License shall be amended such that all definitions therein, and all right, title, claim,

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

interest, obligation and duty of the parties (including CDC IV, LLC (“CDC”, as assignee of Clinical Development Capital LLC) under the License shall only pertain to, concern, and be effective with respect to, the United States, whether or not any specific clause, section or portion of the License (including any term, definition, obligation (including indemnification obligations), covenant, representation or warranty of the parties) specifically makes reference to, or is qualified by, the word “Territory,” provided that, notwithstanding the foregoing, (i) the provisions of Section 12.10 of the License, and QLT USA’s obligations thereunder, shall continue to apply throughout the entire world following the Second Amendment Date without taking into account the above-described limitation of the applicability of the terms and provisions of the License to the United States or limitation of any relevant definitions under the License to the United States and (ii) for purposes of clarification, but not limitation, Arius shall have, following the Effective Date, no performance obligations under Section 3.02(e) of the License with respect to any jurisdictions outside the United States.

2.1. Waiver. For the avoidance of doubt and in consideration of the Ex-US Acquisition and the execution of, and consent to, this Second Amendment, each of Arius and QLT USA (each a “party” for purposes of this Section 2.1), hereby releases, acquits and absolutely and forever discharges the other parties hereto, their affiliates, and its and their officers, directors, employees, agents, successors and assigns from any and all claims (including royalty or indemnification claims), debts, liabilities, demands, damages, accounts, recordings, obligations, costs, attorneys’ fees, expenses, liens, actions and causes of action of every kind and nature, character and description, whether now known or unknown, suspected or unsuspected, whether or not heretofore brought before any arbitrator, local, state or federal court, agency or other forum, arising out of or related to the License Agreement solely with respect to the Ex-US Territory, whether occurring prior to or after the Second Amendment Date. The foregoing sentence shall not constitute a waiver or release of any party’s rights and obligations under the Acquisition Agreement and the transactions contemplated thereby.

2.2 Prior Consent and Amendment Agreement. QLT USA, Arius, and CDC agree that (i) upon the assignment of the Purchased Assets (as defined in the Acquisition Agreement) to Arius Two under the Acquisition Agreement, the covenants of CDC under Section 10 of that certain Consent and Amendment Agreement between QLT USA, Arius, and CDC, dated July 14, 2005 (the “Original CDC Consent”), shall apply only with respect to the United States and (ii) the last paragraph of Section 10 of the Original CDC Consent, as amended above, shall be further amended by deleting the phrase “it will not transfer” and substituting in lieu thereof the phrase “it will not, except as (i) permitted by the Amended License (as further amended pursuant to that certain Second Amendment Agreement between QLT USA and Arius, dated August 2, 2006) or (ii) contemplated by any sublicense agreement granting a sublicense thereunder by Arius or CDC, transfer”.

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

3. Transfer of Responsibility for BEMA Patents and Marks to Arius. Section 7.01 of the License is hereby amended by inserting the following as the second paragraph thereof:

“Notwithstanding the foregoing, beginning on the Second Amendment Date, Arius shall thereafter be responsible, in Atrix’s name, for maintaining and protecting the BEMA Patent Rights and the Marks in the Territory, including but not limited to, if and as elected by Arius in its sole discretion, defending any interference actions initiated by or in the United States Patent and Trademark office with respect to the BEMA Patents; provided however, that such maintenance and protection shall, with respect to all costs and expenses incurred with respect to such maintenance and protection following the Second Amendment Date, be at Arius’ cost and expense. Such filings and prosecution shall be by counsel of Arius’ choosing, under the primary control and direction of Arius, and shall be in the name of Atrix. Notwithstanding the foregoing, upon written request by Arius and upon Atrix’s prior written consent, such consent not to be unreasonably withheld, Atrix shall (i) provide such assistance as may be necessary to enable Arius to prosecute and obtain new patents related to any Improvements made by either Party and (ii) take all actions and execute all documents necessary to effect the purposes of this paragraph, with the cost and expense of such assistance to be borne by Arius. In the event that Arius desires to abandon any of the BEMA Patent Rights and/or the Marks, or if Arius later declines responsibility for the BEMA Patent Rights and/or the Marks, which Arius shall be free to do at any time, in its sole discretion, Arius shall provide reasonable prior written notice to Atrix of its intention to abandon or decline responsibility. In the event that Arius provides such notice to Atrix, then Atrix will thereafter have the right to prosecute and maintain the same at its own cost to the extent that Atrix desires to do so in its sole discretion. Arius may, at its cost and expense and in its sole discretion, maintain and protect any other trademarks, logo, design and/or tradedress for the Product in the Territory. In addition, Arius may, in its sole discretion and at its sole cost and expense, file, prosecute, and maintain, in the name of Atrix any patents or patent applications with respect to the BEMA Patent Rights in all countries in the Territory to the extent not yet filed as of Second Amendment Date. Arius shall keep Atrix advised of its activities under this paragraph by forwarding to Atrix copies of all material official correspondence (including, but not limited to, applications, office actions, responses, etc.) relating thereto, and shall provide Atrix an opportunity to comment on any proposed responses, voluntary amendments, submissions, or other actions of any kind to be made with respect to BEMA Patent Rights, the Marks or any Improvements.”

4. Indemnification Obligations of the Parties. Section 11.01 of the Agreement is hereby amended in its entirety to read as follows:

Section 11.01 Arius Indemnified by Atrix. Atrix shall indemnify and hold Arius, its Affiliates, and their respective employees, directors and officers, harmless from and against any liabilities or obligations, damages, losses, claims, encumbrances, costs or expenses (including attorneys’ fees) (any or all of the foregoing herein referred to as “Loss”) insofar as a Loss or actions in respect thereof occurs subsequent to the Execution Date, does not arise out of, or result from, the negligence of or actions of Arius, and

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

arises out of or is based upon (a) any misrepresentation or breach of any of the warranties, covenants or agreements made by Atrix in this Agreement; or (b) Atrix’s co-promoting activities, if any, under Section 9.01. Atrix’s obligations to indemnify Arius hereunder shall not apply to the extent any such Loss arises out of or is based on the: (x) inactions or actions of Arius, its Affiliates or sublicensees for which Arius is obligated to indemnify Atrix under Section 11.02 or (y) the negligence or wrongdoing of Arius, its Affiliates or sublicensees.

5. Section 11.02 of the Agreement is hereby amended in its entirety to read as follows:

Section 11.02 Atrix Indemnified by Arius. Arius shall indemnify and hold Atrix, its Affiliates, and their respective employees, directors and officers, harmless from and against any Loss insofar as such Loss or actions in respect thereof occurs subsequent to the Execution Date, does not arise out of, or result from, the negligence of or actions of Atrix, and arises out of or is based upon (a) any misrepresentation or breach of any of the warranties, covenants or agreements made by Arius in this Agreement; (b) Arius’ use of the Marketing Authorizations in the marketing, sale, distribution or promotion of the Product or the Demonstration Samples; (c) Arius’ or its sublicensee’s manufacture, development, marketing, use, handling, storage, sale, distribution or promotion of the Product or the Demonstration Samples; (d) any product liability claim that is brought against Atrix by any Third Party due to the use of the Product in the Territory except to the extent Arius may be indemnified with respect thereto pursuant to the Supply Agreement; (e) any claims that the Marks, any Product (as a result of the use of BEMA Technology therein) or its manufacture (as a result of the use of the BEMA Technology therein), use, marketing, sale, promotion, distribution, manufacture, shipment or sale infringes the patent, trademark or proprietary right or any other published intellectual property right of a Third Party; or (f) Arius’ prosecution of a Third Party infringement claim pursuant to Section 7.03. Arius’ obligations to indemnify Atrix hereunder shall not apply to the extent any such Loss arises out of or is based on the: (x) inactions or actions of Atrix, its Affiliates or sublicensees for which Atrix is obligated to indemnify Arius under Section 11.01 or (y) the negligence or wrongdoing of Atrix, its Affiliates or sublicensees.

6. ***.

7. Amended License to Continue in Full Force and Effect. To the extent that the terms of the License are varied by this Amendment, such variations shall be deemed to be lawfully made amendments to the License pursuant to Section 15.11 thereof. Except as modified by this Amendment, the License shall remain unchanged and in full force and effect.

8. Effective Date of this Amendment. This Amendment shall not become effective until CDC, in its capacity as a third-party beneficiary to certain terms and provisions contained in the License, has consented to the changes set forth in this Amendment in a separate written agreement. The failure of CDC to provide such consent shall render this Amendment void ab initio.

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

9. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, excluding its choice of law provisions.

10. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same instrument. Signatures to the Amendment may be transmitted via facsimile and such signatures shall be deemed to be originals.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the Second Amendment Date.

QLT USA INC

By:	/s/ Michael Duncan
Name:	Michael Duncan
Title:	President

ARIUS PHARMACEUTICALS, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President

CDC IV, LLC, as a third party beneficiary of the License, and as a party to Section 2.2 of the Second Amendment, hereby consents to the transactions contemplated by, and agrees to the provisions contained in Section 2.2 of this Second Amendment.

CDC IV, LLC

By:	/s/ David Ramsey
Name:	David Ramsey
Title:	Partner